EXHIBIT 10.1

EXCHANGE AGREEMENT

Series C Preferred Stock

This Exchange Agreement (this “Agreement”) is entered into as of September 30, 2026 (the “Effective Date”), by and between American Fusion Inc., a Texas corporation (formerly known as Renewal Fuels, Inc.) (the “Company”) and the individual identified on Exhibit A attached hereto (the “Holder”).

The Company and the Holder are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, in December 2025, the Company completed the acquisition of Kepler Fusion Technologies, Inc. through a series of related agreements, including a Master Sales Agreement, Stock Purchase Agreement, Share Exchange Agreement, and related settlement and exchange agreements (collectively, the “Kepler Transaction”);

WHEREAS, in connection with the Kepler Transaction and the Company’s ongoing operations, the Holder has a contractual right to stock-based compensation from the Company in the amount of $240,000, payable in shares of the Company’s common stock (the “Existing Compensation Right”);

WHEREAS, the Company is undertaking an equity restructuring involving the creation and issuance of three new series of preferred stock designated as Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock;

WHEREAS, in connection with such restructuring, the Company desires to issue shares of Series C Preferred Stock (“Series C Preferred”) to the Holder in exchange for the Holder’s surrender, cancellation, and release of the Existing Compensation Right; and

WHEREAS, the Parties desire to enter into this Agreement to effect such exchange on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Exchange

1.1	Exchange of Compensation Rights. Subject to the terms and conditions of this Agreement, on the Effective Date:

(a)       the Holder hereby irrevocably surrenders, assigns, transfers, and delivers to the Company all of the Holder’s right, title, and interest in and to the Existing Compensation Right; and

(b)       in exchange therefor, the Company hereby issues to the Holder 24,000 shares of Series C Preferred (the “Exchange Shares”), as set forth on Exhibit A, and subject to the terms and conditions of the Certificate of Designation (defined below).

1.2	Extinguishment of Obligation. Upon execution and delivery of this Agreement by the Parties, the Existing Compensation Right shall be deemed fully satisfied, cancelled, extinguished, and of no further force or effect. Neither the Holder nor any successor or assign of the Holder shall have any further right, claim, or entitlement with respect to the Existing Compensation Right or any shares of common stock previously issuable thereunder.

1.3	No Cash Consideration. The exchange contemplated by this Agreement involves no cash consideration or additional payment by or to either Party. The issuance of the Exchange Shares constitutes the sole consideration for the Holder’s surrender of the Existing Compensation Right.

2.       Representations and Warranties of the Holder

The Holder represents and warrants to the Company as of the Effective Date as follows:

2.1	Authority. The Holder has full power and authority to execute and deliver this Agreement and to perform the Holder’s obligations hereunder. This Agreement constitutes the legal, valid, and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

2.2	Ownership of Existing Compensation Right. The Holder is the sole legal and beneficial owner of the Existing Compensation Right, free and clear of all liens, claims, encumbrances, and restrictions, and has not previously assigned, transferred, pledged, or otherwise disposed of any interest therein.

2.3	Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.4	Investment Intent. The Holder is acquiring the Exchange Shares for the Holder’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. The Holder understands that the Exchange Shares have not been registered under the Securities Act or any state securities laws and are being issued in reliance upon exemptions therefrom.

2.5	Restricted Securities. The Holder acknowledges that the Exchange Shares are “restricted securities” as defined in Rule 144 under the Securities Act and may not be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement or an available exemption from registration. The Holder understands that the certificates or book-entry records representing the Exchange Shares will bear a customary restrictive legend.

2.6	Sophistication and Access to Information. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Exchange Shares. The Holder has had the opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the Exchange Shares and the business, properties, prospects, and financial condition of the Company.

2.7	No Conflicts. The execution and delivery of this Agreement by the Holder, and the performance of the Holder’s obligations hereunder, do not and will not conflict with or result in a breach of any agreement, order, judgment, or decree to which the Holder is a party or by which the Holder is bound.

3.       Representations and Warranties of the Company

The Company represents and warrants to the Holder as of the Effective Date as follows:

3.1	Organization and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Company has full corporate power and authority to execute and deliver this Agreement, to issue the Exchange Shares, and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of the Company.

2

3.2	Valid Issuance. The Exchange Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, and will be free and clear of all liens, charges, and encumbrances (other than restrictions under applicable securities laws and the Certificate of Designation).

3.3	No Conflicts. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with any provision of the Company’s certificate of formation or bylaws, or any material agreement, order, judgment, or decree to which the Company is a party or by which it is bound.

4.       Mutual Release

4.1	Release by Holder. Effective upon execution of this Agreement, the Holder, on behalf of the Holder and the Holder’s heirs, executors, administrators, successors, and assigns, hereby irrevocably and unconditionally releases and forever discharges the Company, its officers, directors, employees, agents, successors, and assigns from any and all claims, demands, actions, causes of action, damages, liabilities, costs, and expenses of every kind and nature, whether known or unknown, arising out of or relating to the Existing Compensation Right.

4.2	Release by the Company. Effective upon execution of this Agreement, the Company, on behalf of itself and its successors and assigns, hereby irrevocably and unconditionally releases and forever discharges the Holder, and the Holder’s heirs, executors, administrators, successors, and assigns from any and all claims, demands, actions, causes of action, damages, liabilities, costs, and expenses of every kind and nature, whether known or unknown, arising out of or relating to the Existing Compensation Right.

5.       Certificate of Designation

5.1	Series C Terms. The rights, preferences, privileges, restrictions, and other terms of the Series C Preferred, including, without limitation, all rights with respect to conversions, shall be as set forth in the Certificate of Designation for the Series C Preferred Stock filed with the Secretary of State of the State of Texas (the “Certificate of Designation”). In the event of any conflict between this Agreement and the Certificate of Designation, the Certificate of Designation shall control.

5.2	Conversion and Leak-Out. The Holder acknowledges that the Series C Preferred is subject to conversion limitations and leak-out provisions as set forth in the Certificate of Designation, including a quarterly conversion limitation of approximately 30% of the Holder’s entitlement per quarter.

5.3	No Redemption Right. The Holder acknowledges that the Series C Preferred does not provide for holder redemption rights or any cash settlement or cash-out alternative.

6.       Securities Law Matters

6.1	Private Placement. The issuance of the Exchange Shares pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

6.2	Restrictive Legend. Each certificate or book-entry record representing the Exchange Shares shall bear a legend substantially in the following form:

3

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (C) IN A TRANSACTION NOT REQUIRING REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE CERTIFICATE OF DESIGNATION.”

7.       Miscellaneous

7.1	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its conflict of laws principles.

7.2	Entire Agreement. This Agreement, together with the Certificate of Designation and all exhibits hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, commitments, offers, and agreements, whether written or oral, with respect thereto.

7.3	Amendments. This Agreement may not be amended, modified, or supplemented except by a written instrument executed by each of the Parties.

7.4	Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart by electronic transmission (including by PDF, DocuSign, or other electronic signature platform) shall be equally effective as delivery of an original executed counterpart.

7.5	Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect, and the invalid, illegal, or unenforceable provision shall be reformed to the minimum extent necessary to make it valid, legal, and enforceable.

7.6	Further Assurances. Each Party shall execute and deliver such additional documents and instruments and take such additional actions as may be reasonably necessary or appropriate to carry out and effectuate the transactions contemplated by this Agreement.

7.7	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. Neither Party may assign this Agreement without the prior written consent of the other Party.

7.8	Notices. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, sent by email (with confirmation of receipt), or sent by nationally recognized overnight courier to the addresses set forth on Exhibit A, or to such other address as a Party may designate by notice given in accordance with this Section 7.8.

4

IN WITNESS WHEREOF, the Parties have executed this Exchange Agreement as of the date first written above.

COMPANY:

AMERICAN FUSION INC.

By: ________________________________________

Name: Richard Hawkins

Title: Chief Executive Officer

HOLDER:

By: ________________________________________

Name: ________________________________________

Title/Capacity: ________________________________________

EXHIBIT A

Holder Information

Holder Name:	[________]
Title/Capacity:	[Officer / Director / Consultant / Advisor]
Address for Notices:	[________]
Email:	[________]
Existing Compensation Entitlement:	$240,000
Number of Series C Preferred Shares:	24,000